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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Abington Bancorp, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1996 included in Abington Savings Bank's 1995 Annual Report included as an exhibit to Abington Bancorp, Inc.'s Form S-3 filed with the Securities and Exchange Commission on January 31, 1997 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Anderson LLP
                                                     ---------------------------
                                                     ARTHUR ANDERSON LLP


Boston, Massachusetts
January 28, 1997